Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated August 22, 2008, in the Registration Statement (Form S-1) and related Prospectus of Peplin, Inc. for the registration of 6,221,947 shares of its common stock.

/s/ Ernst & Young

Brisbane, Australia

November 27, 2008